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Exhibit 21

                     SUBSIDIARIES OF DART GROUP CORPORATION

                                         State of Incorporation

Trak Auto Corporation                    (67%)          Delaware
Crown Books Corporation                  (51%)          Delaware
Shoppers Food Warehouse Corp.           (100%)          Delaware
Dart Delaware Corporation               (100%)          Delaware
SFW Holding Corp.                       (100%)          Delaware
Discount Books East, Inc.               (100%)          Delaware
Trak Auto East Holding Corporation      (100%)          Delaware
Dart Group Financial Corporation        (100%)          Delaware
Cabot-Morgan Real Estate Company        (100%)          Delaware
Trak Corporation                        (100%)(1)       Delaware
Super Trak Corporation                  (100%)(1)       Delaware
Trak DHC Corporation                    (100%)(1)       Delaware
Riverdale Trak Acquisition, Inc.        (100%)(1)       Delaware
Crown Books East Corporation            (100%)(2)       Delaware
Crown Books West Corporation            (100%)(2)       Delaware
Crown Books National                    (100%)(2)       Delaware
Crown DHC Corporation                   (100%)(2)       Delaware
Super Crown Books Corporation           (100%)(2)       Delaware
Total Beverage Corp.                    (100%)          Delaware
Total Beverage G.B.                     (100%)(3)       Delaware
Shoppers Food Warehouse DC Corp.        (100%)(4)       District of Columbia
Shoppers Food Warehouse MD Corp.        (100%)(4)       Maryland
Shoppers Food Warehouse VA Corp.        (100%)(4)       Virginia
Jumbo Produce, Inc.                     (100%)(4)       District of Columbia
SFW Licensing Corp.                     (100%)(4)       Delaware


(1)  Wholly-owned by Trak Auto Corporation
(2)  Wholly-owned by Crown Books Corporation.
(3)  Wholly-owned by Total Beverage Corp.
(4)  Wholly-owned by Shoppers Food Warehouse Corp.